Exhibit 10.1

Consulting Agreement

This Consulting Agreement (this “Agreement”) is entered into as of June 6, 2026 (“Effective Date”) by and between MIRA Pharmaceuticals, Inc. (“Company”), and Andriy Mushak (“Consultant”). Company and Consultant may be referred to collectively as the “Parties” or individually as a “Party.”

Recitals

WHEREAS, Consultant possesses expertise and experience in providing senior financial leadership, SEC reporting oversight, audit readiness, internal controls, capital-markets support, budgeting, treasury oversight, and related strategic finance services; and

WHEREAS, Company desires to engage Consultant to provide the services described in Section 1 below solely in Consultant’s capacity as a fractional chief financial officer and not for any other services unless expressly added by a written amendment signed by both Parties; and

WHEREAS, the Parties desire to set forth the terms and conditions governing that engagement.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below, the Parties agree as follows:

1. Service Deliverables

MIRA Pharmaceuticals, Inc. requires senior financial leadership to support its regulatory, capital-markets, and strategic-growth objectives. In the capacity of Fractional Chief Financial Officer, Consultant will provide oversight of financial reporting, SEC compliance, audit readiness, internal controls, capital-raising support, financial modeling, governance preparation, and board-level financial reporting, as outlined below. The role is intended to establish and maintain rigorous financial discipline, support timely and accurate financial reporting, strengthen Company’s capital-markets readiness, and provide strategic financial information to management and the Board. Notwithstanding Consultant’s role as Fractional Chief Financial Officer, this Agreement does not create an employment relationship, and Consultant shall at all times remain an independent contractor.

Consultant will operate as an independent contractor in a flexible, outcome-driven capacity and will allocate sufficient time and professional attention to fulfill the responsibilities and deliverables set forth herein. Services include (but are not limited to):

●	Oversight of the preparation, review, and coordination of SEC filings, including Forms 10-K, 10-Q, and 8-K, together with coordination of annual audit and quarterly review processes.

●	Leadership over financial reporting processes, GAAP-compliant financial statements, monthly and quarterly close support, and development and monitoring of internal controls over financial reporting.

●	Audit readiness support, including coordination with external auditors, completion of audit request lists, remediation planning, and documentation support for accounting policies and procedures.

●	Financial modeling, budgeting, forecasting, liquidity planning, treasury oversight, banking relationship support, and preparation of management and Board reporting packages.

●	Capital-markets and investor-reporting support, including financial materials, due diligence support, and strategic finance analyses, as requested by Company.

For the avoidance of doubt, this Agreement covers only the fractional CFO services expressly described in this Section 1. No other consulting, operational, business development, legal, human resources, or unrelated services are included unless separately documented in a written amendment signed by both Parties.

2. Compensation

The Consultant shall receive cash compensation for services performed as Fractional Chief Financial Officer in the amount of $6,000 per month (the “Compensation”). Payment shall be made within 5 days following receipt of an invoice or in accordance with the Company’s standard accounts-payable cycle, as applicable.

1

3. Taxes

Consultant acknowledges and agrees that all compensation provided under this Agreement constitutes non-employee compensation. Consultant shall be solely responsible for all federal, state, and local taxes arising from compensation provided under this Agreement, including income taxes and self-employment taxes. Company shall not withhold or remit taxes on Consultant’s behalf.

4. Expenses

Consultant shall be responsible for payment of all expenses and costs incurred in connection with performing the Services, except for reasonable third-party costs, such as authorized travel expenses, that are approved in writing by Company in advance. Any expenses incurred without prior written approval shall not be reimbursed. If Consultant incurs expenses in connection with work for multiple clients, such expenses shall be reasonably allocated so that Company pays only its proportionate share.

5. Use of Company Systems

Consultant shall conduct Company business using Company-designated systems, software platforms, and communication channels, including Company-issued email accounts and designated document repositories, except where expressly authorized in writing by Company. Consultant shall not exclusively create, develop, maintain, or store Company materials, Work Product, data, models, or operational files within Consultant-owned or third-party systems not accessible to Company. Any Company-related materials temporarily created or maintained within non-Company systems must be contemporaneously uploaded to Company’s designated environment and shall not be retained solely within Consultant-controlled platforms.

6. Term and Termination

The term of this Agreement shall commence on the Effective Date and continue for one (1) year, renewable and/or amendable by mutual written agreement signed by both Parties, unless terminated earlier as provided herein (the “Term”). Either Party may terminate this Agreement, with or without cause, by providing fourteen (14) days’ written notice (the “Notice Period”).

If Company terminates this Agreement, Consultant shall be paid for the full Notice Period, whether required to continue providing Services or released immediately. If Consultant terminates this Agreement, Company may, at its sole discretion, either request Consultant to continue providing Services during the Notice Period with compensation for that period, or terminate the Agreement immediately, in which case compensation shall be limited to Services actually rendered through the effective termination date.

7. Independent Contractor Relationship

Consultant is an independent contractor, and all Services that Consultant performs for the benefit of Company shall be in Consultant’s capacity as an independent contractor. Nothing in this Agreement shall be construed to create an agency, joint venture, partnership, or employment relationship between Consultant and Company. Consultant shall have no authority to bind or obligate Company in any manner unless expressly authorized in writing. Consultant acknowledges and agrees that Consultant is not eligible for, and shall not participate in, any Company employee benefits, including without limitation health insurance, retirement benefits, workers’ compensation, unemployment compensation, or paid time off.

8. Warranties and Representations

Consultant represents and warrants that (a) Consultant is under no contractual or other restriction preventing Consultant from entering into and performing under this Agreement; (b) Consultant shall comply with all applicable federal, state, and local laws, including without limitation applicable securities laws, in connection with Consultant’s performance of the Services; and (c) Consultant has the experience and qualifications reasonably necessary to perform the Services in a professional manner consistent with industry standards for a fractional chief financial officer.

2

9. Conflict of Interest and Information Barriers

Consultant may engage in other business activities and is not required to devote full time to Company, provided that such activities do not create an actual conflict of interest with the Services or misuse Company Confidential Information. Consultant shall promptly disclose any actual conflict of interest that arises during the Term and shall work in good faith with Company to address it.

Without limiting the foregoing, the Parties acknowledge that Consultant may provide services to other clients, including clients operating in the pharmaceutical, biotechnology, life sciences, or public-company sectors. Consultant shall maintain reasonable and appropriate information barriers designed to prevent the disclosure, transfer, or misuse of any non-public, proprietary, or confidential information obtained from Company in connection with services provided to any other client, and vice versa. Such information barriers shall include, as reasonably applicable, separate electronic and physical file maintenance, separate workspaces and document repositories, access restrictions and password protections, use of distinct client-designated communication channels, careful segregation of draft materials and work product, and internal practices intended to avoid cross-use of confidential or proprietary information between clients.

Consultant shall not use Company Confidential Information for the benefit of any other client or third party and shall not incorporate any other client’s confidential or proprietary information into Company deliverables. Nothing in this Section shall prohibit Consultant from using general knowledge, skills, experience, know-how, or publicly available information retained in unaided memory, provided that Consultant does not disclose or use Company Confidential Information in violation of this Agreement.

10. Management Responsibility and Reliance

Consultant’s services are advisory and support services in nature. Company’s management, officers, and Board retain sole responsibility for Company’s business, operations, books and records, disclosures, internal accounting decisions, internal control environment, final accounting conclusions, public filings, certifications, and approval of all financial statements and SEC filings. Company acknowledges that Consultant may rely in good faith on information, data, records, schedules, representations, access, and other materials provided by Company personnel, Company management, the Board, external auditors, legal counsel, valuation firms, and other advisors engaged by Company, unless Consultant has actual knowledge that such information is materially inaccurate or incomplete.

Consultant shall not be responsible for independent verification of information furnished by Company or third parties absent a separate written engagement expressly requiring such verification. Company remains responsible for implementing and maintaining internal controls, safeguarding assets, and making all management decisions. Consultant’s advice, analyses, models, and work product are prepared for Company’s internal use in connection with the Services and do not constitute legal opinions, investment banking advice, tax advice, valuation opinions, or audit opinions unless separately agreed in writing. Reliance by Company on Consultant’s work product shall be subject to Company’s review and approval, and Consultant shall not be liable for claims arising from inaccurate, incomplete, or untimely information supplied by Company or its other advisors, except to the extent resulting from Consultant’s gross negligence, willful misconduct, or fraud.

11. Company Property and Work Product

For purposes of this Agreement, “Company Property” includes all property, materials, files, documents, data, communications, equipment, systems, accounts, and other assets belonging to Company or any of its subsidiaries or affiliates, whether tangible or intangible, whether created, accessed, or used by Consultant in the course of performing services. “Work Product” means all work product, deliverables, documents, analyses, models, spreadsheets, presentations, financial statements, reports, correspondence, notes, data, information, discoveries, developments, improvements, research, concepts, strategies, designs, writings, materials, or other items of any kind that are conceived, created, drafted, prepared, modified, enhanced, or delivered by Consultant, alone or with others, in connection with the Services performed under this Agreement.

All Work Product shall be deemed the sole and exclusive property of Company from the moment of creation and shall constitute Company Property for all purposes under this Agreement. Consultant hereby irrevocably assigns to Company all right, title, and interest in and to the Work Product, including all intellectual property rights therein, without additional consideration beyond the compensation described in this Agreement. Upon termination of the Agreement or upon request by Company at any time, Consultant shall promptly return or deliver all Company Property and Work Product in Consultant’s possession, custody, or control, and shall permanently delete all copies stored on any personal devices, drives, cloud accounts, or systems not owned by Company, subject to routine automated backup exceptions that are not readily accessible in the ordinary course and remain subject to confidentiality obligations.

3

12. Work Made for Hire

All Work Product created by Consultant in connection with the Services shall be deemed a “work made for hire” to the fullest extent permitted by law. To the extent any Work Product is not deemed a work made for hire, Consultant hereby irrevocably assigns to Company all rights, title, and interest in and to such Work Product, including all intellectual property rights.

13. Cybersecurity and Data Protection Requirements

Consultant agrees to comply with all reasonable Company cybersecurity requirements, including without limitation use of multi-factor authentication where required, appropriate password hygiene, secure storage and transmission of Company materials, no unauthorized forwarding of Company documents to personal email accounts, and immediate discontinuation of system access upon termination of this Agreement. Consultant represents that any remote work environment used to perform the Services will remain reasonably secure, private, and free from access by unauthorized persons.

14. Confidentiality

Consultant agrees to hold in strict confidence all Confidential Information received in connection with the performance of Services. “Confidential Information” means any non-public information disclosed by Company, whether oral, written, or electronic, including but not limited to business plans, financial data, transaction information, financing plans, strategic initiatives, trade secrets, customer or vendor information, scientific or product-development information, and non-public information regarding Company’s investors, shareholders, employees, or Board. Consultant shall use such information solely for the purpose of providing Services to Company and shall not disclose it to any third party without Company’s prior written consent, except as required by law. These obligations shall survive termination of this Agreement.

15. Insider Trading Policy

Consultant acknowledges that, in the course of performing services under this Agreement, Consultant may become aware of material non-public information concerning Company. Consultant agrees to comply with all applicable securities laws and with Company’s Insider Trading Policy, including all restrictions on trading in Company’s securities while in possession of material non-public information. This obligation shall survive termination of this Agreement.

16. Indemnification; Advancement; and D&O Coverage

To the fullest extent permitted by applicable law and Company’s charter, bylaws, or similar governing documents, Company shall indemnify, defend, and hold harmless Consultant from and against any and all claims, losses, damages, liabilities, judgments, penalties, costs, and expenses (including reasonable attorneys’ fees and expenses) arising out of or relating to acts or omissions taken by Consultant in good faith in the course of performing the Services, provided that Consultant acted in a manner Consultant reasonably believed to be in, or not opposed to, the best interests of Company, and excluding any matters arising from Consultant’s gross negligence, willful misconduct, fraud, or material breach of this Agreement. Company shall advance reasonable legal fees and expenses incurred by Consultant in connection with any covered matter, subject to repayment only to the extent a final non-appealable determination establishes that Consultant is not entitled to indemnification under this Section.

If Consultant is appointed or deemed by Company to serve in an officer-like, interim executive, or similar senior financial leadership capacity for any purpose, Company shall provide Consultant indemnification rights and advancement rights on terms no less favorable in all material respects than those provided to Company’s other senior executive officers serving in comparable capacities, subject to the exclusions stated above. Company shall, at its expense, obtain and maintain directors’ and officers’ liability insurance, including Side A coverage to the extent maintained for similarly situated executive officers, that includes Consultant as an insured person (or its functional equivalent) during the period Consultant is providing Services in such capacity, if any, and for any applicable tail or extended reporting period coverage maintained for Company’s similarly situated executive officers after Consultant ceases providing Services in such capacity. Nothing in this Agreement shall require Company to provide broader coverage than that maintained for its similarly situated executive officers or to cover acts outside the scope of the Services.

4

Consultant shall indemnify, defend, and hold harmless Company from and against any claims, losses, damages, liabilities, judgments, penalties, costs, and expenses (including reasonable attorneys’ fees) arising out of or relating to Consultant’s gross negligence, willful misconduct, fraud, or material breach of this Agreement or violation of applicable law. The obligations in this Section shall survive termination or expiration of this Agreement.

17. Limitation of Liability

Except for liability arising from a Party’s fraud, willful misconduct, gross negligence, breach of confidentiality, infringement or misappropriation of intellectual property, or indemnification obligations under this Agreement, neither Party shall be liable to the other for any consequential, incidental, special, exemplary, punitive, or indirect damages, including lost profits, diminution in value, or lost opportunity, whether in contract, tort, or otherwise, even if advised of the possibility of such damages.

Except for liabilities excluded from the foregoing sentence and except for amounts owed for Services rendered, Consultant’s aggregate liability arising out of or relating to this Agreement shall not exceed the total cash compensation actually paid to Consultant under this Agreement during the twelve (12) months immediately preceding the event giving rise to the claim. The Parties acknowledge that the foregoing allocation of risk is a material basis of the bargain reflected in this Agreement.

18. Non-Disparagement

Consultant agrees not to make, publish, or communicate any maliciously false, defamatory, or disparaging statements about Company, its affiliates, or their officers, directors, employees, contractors, business partners, or investors, whether publicly or privately. Likewise, Company agrees that its directors and senior executives will not make, publish, or communicate any maliciously false, defamatory, or disparaging statements regarding Consultant. Nothing in this Agreement restricts either Party from making truthful statements required by law or from communicating with regulators or government agencies.

19. Social Media and Public Statements

Consultant agrees not to make any public statements, posts, or endorsements about or relating to Company, its securities, or its business on social media, in press releases, or in interviews, without prior written approval of Company’s Chief Executive Officer or other authorized designee. Consultant shall not represent Consultant as a Company spokesperson unless expressly authorized in writing.

20. Non-Competition and Non-Solicitation

During the Term of this Agreement and for a period of one (1) year thereafter, Consultant shall not directly solicit for employment any employee of Company with whom Consultant had material contact in connection with the Services, nor solicit for competing services any customer, investor, lender, or referral source of Company with whom Consultant had direct substantive contact through the Services, in each case using Company Confidential Information. Nothing herein shall prohibit general solicitations not specifically targeted at such persons or providing services to other clients so long as Consultant complies with the confidentiality and information-barrier obligations of this Agreement.

21. Dispute Resolution

The Parties agree to attempt to resolve any dispute arising out of or relating to this Agreement through good-faith discussions. If the dispute cannot be resolved informally within thirty (30) days, then the Parties agree to submit the matter to binding arbitration in the State of Florida, in accordance with the rules of the American Arbitration Association (“AAA”), unless the Parties mutually agree otherwise in writing. The arbitrator may award legal and equitable relief consistent with this Agreement and applicable law.

5

22. Miscellaneous

a. Entire Agreement.

This Agreement constitutes the full understanding between the Parties and supersedes all prior agreements, discussions, or understandings, whether oral or written, relating to the subject matter hereof. No amendment shall be valid unless in writing and signed by both Parties.

b. Notices.

All notices must be in writing and delivered personally, by nationally recognized courier, or by email with confirmation of transmission to the addresses listed above or to such other address as either Party may designate by notice.

c. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts-of-laws principles.

d. Severability.

If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall continue in full force and effect and shall be construed to give effect as nearly as possible to the original intent of the Parties.

e. Survival.

The rights and obligations of the Parties that by their nature extend beyond termination or expiration of this Agreement shall survive, including without limitation Sections 3, 6, 7, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, and 22.

f. Counterparts and Electronic Signatures.

This Agreement may be executed in counterparts and delivered electronically. A copy transmitted by email or electronic signature platform shall be deemed an original and enforceable.

IN WITNESS WHEREOF, the Parties have executed this Consulting Agreement as of the Effective Date.

MIRA Pharmaceuticals, Inc.:		CONSULTANT:

By:	/s/ Erez Aminov	By:	/s/ Andriy Mushak
Name:	Erez Aminov	Name:	Andriy Mushak
Title:	Chairman and Chief Executive Officer	Title	Fractional CFO

6